Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of UroGen Pharma Ltd. of our report dated March 2, 2020 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in UroGen Pharma Ltd. Annual Report on Form 10-K (No. 001-38079) for the year ended December 31, 2019.

Tel Aviv, Israel	/s/ Kesselman & Kesselman
August 10, 2020	Certified Public Accountants (Isr.)
A member of PricewaterhouseCoopers International Limited